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                                                                    EXHIBIT 23.2

We consent to the use of our reports dated January 31, 2000, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. in this Annual Report (Form 10-K) of Bull Run Corporation for the year ended June 30, 2000.

We also consent to the incorporation by reference thereon of our reports dated January 31, 2000, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. included in the Annual Report (Form 10-K) of Bull Run Corporation for the year ended June 30, 2000, in the Registration Statements (Form S-8 No. 33-91296, Form S-8 No. 333-56125 and Form S-8 No. 333-39700) pertaining to the Bull Run Corporation 1994 Long Term Incentive Plan, the Registration Statement (Form S-8 No. 33-91298) pertaining to the Bull Run Corporation Non-Employee Directors' 1994 Stock Option Plan and the Registration Statement (Form S-4 No. 333-84833) pertaining to the issuance of shares of BR Holding, Inc.



                                      /s/ ERNST & YOUNG LLP

Atlanta, Georgia
September 25, 2000